SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2014

Arrayit Corporation
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

927 Thompson Place
Sunnyvale, CA  94085
(Address of principal executive offices)

Rene A. Schena
927 Thompson Place
Sunnyvale, CA  94085
(Name and address of agent for service)
408-744-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SUNNYVALE, California – September 15, 2014– Arrayit Corporation (OTCBB: ARYC) announces that on August 19, 2014, Arrayit Corporation entered into an agreement with Array Molecular Corp., a corporation owned by certain individual investors of Arrayit, including Irwin Zalcberg and Reuben Taub, to commercialize a DNA microarray platform for detecting pathogens in food.  Under the terms of the agreement, Arrayit Corporation will contribute a license to its patents and all intellectual property associated with this test in exchange for 24% of the outstanding shares of Array Molecular.  Array Molecular will provide at least $2 million toward the commercialization effort.

On or about September 19, 2014, Arrayit Corporation plans to file a Form S-1 to register up to 6.6 million shares in connection with Arrayit’s 2013 Private Placement, which may be issued upon exercise of certain warrants to purchase common shares of Arrayit.

Further, Case 652454/2014 filed by Reuben Taub in New York against Rene Schena, Dr. Mark Schena and Todd Martinsky was dismissed on August 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrayit Corporation

Date: September 15, 2014	By:	/s/ Rene A. Schena
Name: Rene A. Schena
Title: Chief Executive Officer